UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): March 9, 2005


                           Playboy Enterprises, Inc.
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              (Exact Name of Registrant as Specified in Charter)


         Delaware                      001-14790                36-4249478
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(State or Other Jurisdiction of    (Commission File Number)  (IRS Employer
      Incorporation)                                         Identification No.)


              680 North Lake Shore Drive, Chicago, Illinois 60611
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              (Address of Principal Executive Offices) (Zip Code)


      Registrant's telephone number, including area code: (312) 751-8000


                                Not applicable.
         -------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                Section 1--Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

         On March 9, 2005, Playboy Enterprises, Inc. ("Playboy") entered into a purchase agreement under which it agreed to sell $100 million aggregate principal amount of its 3.00% convertible senior subordinated notes due 2025 (the "Notes") to the initial purchasers named in the agreement (the "Initial Purchasers"). Playboy granted the Initial Purchasers an option to purchase, within 13 days of the date of original issuance of the Notes, up to $15 million aggregate principal amount of additional Notes to cover over-allotments. The net proceeds from the offering, after deducting the initial purchasers' discount and the estimated offering expenses payable by Playboy, are expected to be approximately $95.5 million, or approximately $110.1 million if the initial purchasers exercise in full their option to purchase $15 million of additional Notes. A copy of the purchase agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

         The closing of the sale of the Notes occurred on March 15, 2005. The Notes and the shares of Playboy's Class B (non-voting) common stock issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Playboy offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Playboy relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

         The Notes are governed by an Indenture, dated March 15, 2005, between Playboy and LaSalle Bank National Association, as Trustee. A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K.

         The Notes will be convertible into cash and, if applicable, shares of Playboy's Class B (non-voting) common stock based on an initial conversion rate, subject to adjustment, of 58.7648 shares per $1,000 principal amount of Notes (which represents an initial conversion price of approximately $17.02 per share), only under the following circumstances: (1) during any fiscal quarter after the fiscal quarter ending March 31, 2005, if the closing sale price of the Class B common stock for each of 20 or more consecutive trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter exceeds 130% of the conversion price in effect on that trading day; (2) during the 5 business day period after any 5 consecutive trading day period in which the average trading price per $1,000 principal amount of Notes over that 5 consecutive trading day period was equal to or less than 95% of the average conversion value of the Notes during that period; (3) upon the occurrence of specified corporate transactions, as set forth in the Indenture; or (4) if Playboy has called the Notes for redemption. Upon conversion of a note, a holder will receive cash in an amount equal to the lesser of the aggregate conversion value of the Notes being converted and the aggregate principal amount of the Notes being converted. If the aggregate conversion value of the Notes being converted is greater than the cash amount received by the holder, the holder will also receive an amount in whole shares of Class B common stock, as set forth in the Indenture, equal to the aggregate conversion value less the cash amount received by the holder. A holder will receive cash in lieu of any fractional shares of Class B common stock.

         The Notes will bear interest at a rate of 3.00% per annum on the principal amount of the Notes, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2005. In addition, Playboy will also pay contingent interest during any six-month period from March 15 to and including September 14 and from September 15 to and including March 14, commencing with the six-month period beginning March 15, 2012, if the average trading price of the Notes during the five trading days preceding the third trading day before the first day of the applicable six-month period equals at least 120% of the principal amount of the Notes.

         The Notes will mature on March 15, 2025. Playboy may redeem the Notes at its option under certain conditions, in each case at a redemption price in cash equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. The Notes are redeemable:

     o on or after March 15, 2010, if the closing sale price of the Class B common stock exceeds 120% of the conversion price during specified periods; or
     o    on or after March 15, 2012, in whole or in part, at any time.

         Furthermore, the holders of the Notes may require Playboy to purchase all or a portion of their Notes under certain circumstances, in each case at a repurchase price in cash equal to 100% of the principal amount of the repurchased Notes, plus any accrued and unpaid interest to, but excluding, the repurchase date. Playboy may be required to repurchase the Notes:

     o    on each of March 15, 2012, March 15, 2015 and March 15, 2020; or
     o    if certain fundamental changes occur.

         The Notes will be the unsecured senior subordinated obligations of Playboy and will rank junior to all of the Playboy's senior debt, including its guarantee of borrowings under its subsidiary PEI Holdings, Inc.'s credit facility, equally with all of Playboy's future senior subordinated debt; and senior to all of Playboy's future subordinated debt. In addition, the assets of the Playboy's subsidiaries will be subject to the prior claims of all creditors, including trade creditors, of those subsidiaries. The assets of Playboy and substantially all of its U.S. subsidiaries, other than Playboy.com, Inc. and its subsidiaries, are currently pledged to secure obligations under PEI Holdings, Inc.'s credit facility.

         In connection with the sale of the Notes, Playboy entered into a registration rights agreement, dated March 15, 2005, with the Initial Purchasers. Under the registration rights agreement, Playboy has agreed to file within 90 days of the date on which the Notes are first issued a shelf registration statement for resales of the Notes and the shares of Class B common stock issuable upon conversion of the Notes. Playboy is further obligated to use its commercially reasonable efforts to cause the shelf registration statement to become effective under the Securities Act within 210 days after the date on which the Notes are first issued. If Playboy fails to comply with certain of its obligations under the registration rights agreement, it will be required to pay additional interest to holders of the Notes under specified circumstances. A copy of the registration rights agreement is filed as Exhibit 4.3 to this Current Report on Form 8-K.

         The Notes and the underlying Class B common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

                       Section 2--Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         On March 15, 2005, Playboy issued $100 million aggregate principal amount of 3.00% convertible senior subordinated notes due 2025 in a private placement pursuant to exemptions from the registration requirements of the Securities Act.

         The Notes and the underlying Class B common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

         The information provided in Item 1.01 is incorporated herein by reference.

                   Section 3--Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities.

         On March 9, 2005, Playboy agreed to sell $100 million aggregate principal amount of 3.00% convertible senior subordinated notes due 2025 in a private placement pursuant to exemptions from the registration requirements of the Securities Act.

         The Notes and the underlying Class B common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

         The information provided in Item 1.01 is incorporated herein by reference.

                  Section 9--Financial Statements or Exhibits

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

4.1 Indenture, dated March 15, 2005, between Playboy Enterprises, Inc. and LaSalle Bank National Association, as Trustee.

4.2  Form of 3.00% Convertible Senior Subordinated Notes due 2025 (included in
     Exhibit 4.1).

4.3 Registration Rights Agreement, dated March 15, 2005, among Playboy Enterprises, Inc. and the Initial Purchasers named therein.

99.1 Purchase Agreement, dated as of March 9, 2005, among Playboy Enterprises, Inc. and the Initial Purchasers named therein.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PLAYBOY ENTERPRISES, INC.


March 15, 2005                            By: /s/ Howard Shapiro
                                             ---------------------------------
                                              Howard Shapiro
                                              Executive Vice President,
                                              Law and Administration,
                                              General Counsel and Secretary

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                                 EXHIBIT INDEX

Exhibit
Number            Description
------            -----------

4.1 Indenture, dated March 15, 2005, between Playboy Enterprises, Inc. and LaSalle Bank National Association, as Trustee.

4.2 Form of 3.00% Convertible Senior Subordinated Notes due 2025 (included in Exhibit 4.1).

4.3 Registration Rights Agreement, dated March 15, 2005, among Playboy Enterprises, Inc. and the Initial Purchasers named therein.

99.1 Purchase Agreement, dated as of March 9, 2005, among Playboy Enterprises, Inc. and the Initial Purchasers named therein.